Exhibit 4.5

                NON-TRANSFERABLE WARRANT TO PURCHASE COMMON STOCK

            _______ Shares of Common Stock of MEDTOX Scientific, Inc.

                                                              ___________, 2001


         THIS CERTIFIES THAT, ________________ (the "Holder"), is entitled to subscribe for and purchase from MEDTOX Scientific, Inc., a Delaware corporation (the "Company") from September 30, 2002 through September 30, 2004 up to _________ (_______) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.15 par value (the "Common Stock") at a price of $10.75 per share.

         In addition to the aforedescribed conditions of exercise, this Warrant is subject to the following provisions, terms and conditions:

         1. Exercise of Warrant. The purchase rights under this Warrant must be exercised, in whole or in part, by the Holder surrendering this Warrant with the form of subscription attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the purchase price payable in respect of the Common Stock being purchased. If less than all of the Common Stock is purchased, the Company will, upon such exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of shares of Common Stock not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the Shares purchased upon such exercise.

         The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

          "The securities represented by the within certificate have not been registered under the Securities Act of 1933, as amended, or under the applicable provisions of any State Blue Sky laws, and may not be sold, transferred or otherwise disposed of unless (1) the Company consents in writing to such transfer, or (2) at the time of the proposed transfer, the securities are eligible for public resale under Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act (or successor rule if Rule 144 is no longer then in effect) and such transfer is made pursuant to Rule 144."

     2. Negotiability and Transfer. This Warrant may not be sold, pledged, gifted or otherwise transferred without the express written consent of the Company.

     3. Antidilution Adjustments. In case the Company shall at any time hereafter subdivide (i.e., stock split) or combine (i.e., reverse stock split) its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision,

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combination  or record  date for such  dividend  payable in Common  Stock  shall
forthwith  be  proportionately  increased,  in  the  case  of  combination,   or
proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

         No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the per share value of Common Stock on the day of exercise as determined in good faith by the Company.

         In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation effected in such manner that the holders of common shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation or merger, the Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably maybe, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price; and

          (a) Prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

          (b) Cause a copy of such statement to be mailed to the Holder of the Warrant as of a date within then (10) days after the date when the circumstances giving rise to the adjustment occurred.

     4. No Registration Rights. No Holder of the Warrant shall have any registration rights under the terms of the Warrant with respect to either the Warrant or the securities issuable upon exercise of the Warrant.
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     5. Limitation of Rights;  Notices.  The Holder of the Warrant shall have no voting rights or dividend rights with respect to the Shares before exercise and payment therefor. The Company shall mail a notice to the registered Holder of the Warrant, at the Holder's last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which
(a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends, or (b) a record will be taken (of in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock,
consolidation,   merger,  dissolution,   liquidation,  winding  up  or  sale  of
substantially all of the Company's assets shall be considered and acted upon.

     6. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

     7. Miscellaneous. The representatives, warranties and agreements herein contained shall survive the exercise of the Warrant. References to the "holder of" include the immediate holders of shares purchased on the exercise of the Warrant, and the words "holder" shall include the plural thereof.

         All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all taxes in respect of the issuer thereof.

     8. Acknowledgement of the Warrant Holder. The Holder hereby represents and warrants as follows:

          (a) to the extent requested, the Holder has provided the Company with complete and accurate information concerning its knowledge, experience and financial condition;

          (b) as a sophisticated investor, the Holder has such knowledge and experience in financial business matters that it believes it is capable of evaluating the merits and risks of the prospective investment in the Warrant;

          (c) the Holder recognizes that investment in the Warrant may involve a high degree of risk and immediate substantial dilution, that the purchase of the Warrant maybe a long-term investment, that transferability and resale is restricted and that, in the event of disposition of the underlying capital stock, the undersigned could sustain a loss;

          (d) in connection with the purchase of the Warrant, the Holder represents and warrants that the Holder intends to acquire the Warrant for the Holder's own account for investment purposes and not with a view to or for resale in connection with any distribution thereof, and agrees that the Holder will not sell or assign the Warrant without registration under all

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     applicable   securities  law  or  appropriate   exemption  therefrom.   The
     undersigned understands and acknowledges that the Warrant has not been registered under the Securities Act of 1933 nor under applicable Blue Sky laws, pursuant to exemption therefrom, which depend upon its investment intention. The undersigned also understands and acknowledges that the underlying capital stock has not been nor will be registered under applicable securities laws and therefore will not be freely transferable and that the shares of capital stock will be marked with an appropriate legend reciting the resale restrictions.

          IN WITNESS WHEREOF, this Warrant has been duly executed by MEDTOX Scientific, Inc. this ____ day of ____________, 2001.

                    MEDTOX SCIENTIFIC, INC.



                    By
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                        Its
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         The Holder hereby acknowledges the terms and conditions of the transfer restrictions herein contained and only executes this Warrant for that purpose.